Exhibit 99.1
KINGSWAY REPORTS FIRST QUARTER 2021 RESULTS

Itasca, Illinois (May 12, 2021) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the three months ended March 31, 2021, which includes the following highlights:

•Net income was $0.9 million for the three months ended March 31, 2021, compared to a net loss of ($0.4) million for the same period in 2020;
•Non-GAAP adjusted income was $4.3 million for the three months ended March 31, 2021, compared to Non-GAAP adjusted loss of ($1.1) million for the same period in 2020;
•Extended Warranty operating income increased to $5.3 million for the three months ended March 31, 2021 compared to $0.9 million for the same period in 2020, while non-GAAP adjusted EBITDA increased to $5.4 million for the three months ended March 31, 2021, compared to $1.2 million for the same period for 2019.
•The results above are inclusive of a benefit from loan forgiveness under the Paycheck Protection Program ("PPP"), as described more fully below.

“The three months ended March 31, 2021 include a full quarter of PWI results for the first time since we acquired it in December 2020,” said JT Fitzgerald, Kingsway CEO. He continued, “while early, we are very pleased with the results Edmund and his leadership team have delivered to date. We are also pleased with the solid results delivered by Kingsway’s other extended warranty businesses as they continued to navigate an uncertain environment.”

Non-GAAP Adjusted (Loss) Income

For the three months ended March 31, 2021, non-GAAP adjusted (loss) income improved from a loss of ($1.1) million in 2020 to income of $4.3 million in 2021. Included in 2021 is a benefit from the PPP loan forgiveness of $2.5 million and three months of PWI results.

Reconciliations of net (loss) income to non-GAAP adjusted (loss) income are presented in the attached schedules.

Extended Warranty

The Extended Warranty service fee and commission revenue increased 66% (or $7.4 million) to $18.6 million for the three months ended March 31, 2021 compared with $11.2 million for the three months ended March 31, 2020. The increase is primarily due to the inclusion of PWI ($7.4 million) for the first quarter of 2021 following its acquisition effective December 1, 2020.

The Extended Warranty operating income was $5.3 million for the three months ended March 31, 2021 compared with $0.9 million for the three months ended March 31, 2020. The increase in operating income is primarily due to the following:

•$2.2 million of PPP loan forgiveness related to Extended Warranty companies included in 2021;
•$1.1 million due to the inclusion of PWI in 2021 following its acquisition effective December 1, 2020;
•A $0.4 million increase at IWS to $0.8 million for the three months ended March 31, 2021, primarily due to a decrease in claims authorized on vehicle service agreements and lower general and administrative expenses that was partially offset by a slight decrease in revenue;

Exhibit 99.1
•A $0.3 million increase at Trinity to $0.3 million for the three months ended March 31, 2021, driven by increased revenues in its equipment breakdown and maintenance support services, as well as increased margin on the extended warranty services product, partially offset by a related increase in cost of services sold, compared to the same period in 2020;
•A $0.2 million increase at Geminus for the three months ended March 31, 2021 to $0.5 million, primarily due to lower general and administrative expenses that was partially offset by a slight decrease in revenue compared with the three months ended March 31, 2020; and
•A $0.2 million increase at PWSC to $0.4 million for the three months ended March 31, 2021, primarily due to a slight increase in revenue and lower general and administrative expenses.

Extended Warranty Non-GAAP adjusted EBITDA increased by $4.2 million to $5.4 million for the three months ended March 31, 2021, compared with $1.2 million for the same period in 2020, primarily due to the increase in Extended Warranty operating income as explained above.

Reconciliations of operating income to Extended Warranty Non-GAAP adjusted EBITDA are presented in the attached schedules.

Leased Real Estate

The Leased Real Estate contractually-fixed rental income was $3.3 million for the three months ended March 31, 2021 and 2020.

Leased Real Estate operating income was $1.3 million for the three months ended March 31, 2021 compared with $0.6 million for the three months ended March 31, 2020. The increase was primarily due to a $0.6 million benefit recorded in 2021 related to the finalization of management fees and legal expenses associated with the settlement of CMC litigation. Leased Real Estate operating income includes interest expense of $1.5 million for each of the quarters ended March 31, 2021 and March 31, 2020. See Note 27, “Commitments and Contingent Liabilities”, to our 2020 Annual Report on Form 10-K, for further information on the settlement.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net earnings (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non GAAP measures in addition to, not as a substitute for or as

Exhibit 99.1
superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2020 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Exhibit 99.1
Kingsway Financial Services Inc.
Consolidated Balance Sheets
(in thousands, except share data)

	March 31, 2021	December 31, 2020
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $19,699 and $20,488, respectively)	$19,864	$20,716
Equity investments, at fair value (cost of $1,147 and $1,157, respectively)	270	444
Limited liability investments	3,683	3,692
Limited liability investments, at fair value	19,654	32,811
Investments in private companies, at adjusted cost	790	790
Real estate investments, at fair value (cost of $10,225 and $10,225, respectively)	10,662	10,662
Other investments, at cost which approximates fair value	299	294
Short-term investments, at cost which approximates fair value	157	157
Total investments	55,379	69,566
Cash and cash equivalents	15,489	14,374
Restricted cash	29,542	30,571
Accrued investment income	800	757
Service fee receivable, net of allowance for doubtful accounts of $289 and $478, respectively	4,963	3,928
Other receivables, net of allowance for doubtful accounts of $201 and $201, respectively	18,187	16,323
Deferred acquisition costs, net	8,843	8,835
Property and equipment, net of accumulated depreciation of $25,492 and $24,441, respectively	94,192	95,015
Right-of-use asset	2,760	2,960
Goodwill	121,286	121,130
Intangible assets, net of accumulated amortization of $15,930 and $15,433, respectively	83,636	84,133
Other assets	4,744	4,882
Total Assets	$439,821	$452,474
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	$42,716	$42,502
Income taxes payable	3,143	2,859
Deferred service fees	86,871	87,945
Unpaid loss and loss adjustment expenses	1,414	1,449
Bank loan	24,089	25,303
Notes payable	179,271	192,057
Subordinated debt, at fair value	53,668	50,928
Lease liability	3,008	3,213
Net deferred income tax liabilities	27,037	27,555
Total Liabilities	421,217	433,811

Redeemable Class A preferred stock, no par value; 1,000,000 and 1,000,000 authorized at March 31, 2021 and December 31, 2020, respectively; 182,876 and 182,876 issued and outstanding at March 31, 2021 and December 31, 2020, respectively; redemption amount of $6,742 and $6,658 at March 31, 2021 and December 31, 2020, respectively	6,742	6,504

Shareholders' Equity:
Common stock, no par value; 50,000,000 and 50,000,000 authorized at March 31, 2021 and December 31, 2020, respectively; 22,365,631 and 22,211,069 issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	355,999	355,242
Treasury stock, at cost; 247,450 and 247,450 outstanding at March 31, 2021 and December 31, 2020, respectively	(492)	(492)
Accumulated deficit	(394,167)	(394,807)
Accumulated other comprehensive income	36,279	38,059
Shareholders' equity attributable to common shareholders	(2,381)	(1,998)
Noncontrolling interests in consolidated subsidiaries	14,243	14,157
Total Shareholders' Equity	11,862	12,159
Total Liabilities, Class A preferred stock and Shareholders' Equity	$439,821	$452,474

Exhibit 99.1

Kingsway Financial Services Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2021	2020
Revenues:

Service fee and commission revenue	$18,574	$11,186
Rental revenue	3,341	3,341
Other revenue	105	142
Total revenues	22,020	14,669
Operating expenses:
Claims authorized on vehicle service agreements	4,667	2,380
Loss and loss adjustment expenses	8	13
Commissions	1,504	1,303
Cost of services sold	980	403
General and administrative expenses	12,466	10,693
Leased real estate segment interest expense	1,468	1,499
Total operating expenses	21,093	16,291
Operating income (loss)	927	(1,622)
Other revenues (expenses), net:
Net investment income	421	719
Net realized gains	51	208
Loss on change in fair value of equity investments	(151)	(597)
(Loss) gain on change in fair value of limited liability investments, at fair value	(202)	1,899
Net change in unrealized loss on private company investments	—	(670)
Other-than-temporary impairment loss	—	(117)
Non-operating other revenue	2	39
Interest expense not allocated to segments	(1,552)	(2,153)
Amortization of intangible assets	(497)	(574)
(Loss) gain on change in fair value of debt	(1,019)	2,645
Gain on extinguishment of debt	2,494	—
Total other (expenses) revenues, net	(453)	1,399
Income (loss) before income tax (benefit) expense	474	(223)
Income tax (benefit) expense	(425)	170
Net income (loss)	899	(393)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	259	721
Less: dividends on preferred stock	238	377
Net income (loss) attributable to common shareholders	$402	$(1,491)
Earnings (loss) per share – net income (loss) attributable to common shareholders:
Basic:	$0.02	$(0.07)
Diluted:	$0.02	$(0.07)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,218	22,069
Diluted:	22,219	22,069

Exhibit 99.1
Kingsway Financial Services Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three months ended March 31,
	2021	2020
Cash provided by (used in):
Operating activities:
Net income (loss)	$899	$(393)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Equity in net loss (income) of limited liability investments	9	(23)
Depreciation and amortization expense	1,548	1,667
Stock-based compensation expense (benefit), net of forfeitures	1,699	(38)
Net realized gains	(51)	(208)
Loss on change in fair value of equity investments	151	597
Loss (gain) on change in fair value of limited liability investments, at fair value	202	(1,899)
Net change in unrealized loss on private company investments	—	670
Loss (gain) on change in fair value of debt	1,019	(2,645)
Deferred income taxes	(518)	131
Other-than-temporary impairment loss	—	117
Amortization of fixed maturities premiums and discounts	44	31
Amortization of note payable premium	(218)	(225)
Gain on extinguishment of debt	(2,494)	—
Changes in operating assets and liabilities:
Service fee receivable, net	(1,035)	138
Other receivables, net,	(1,864)	2,274
Deferred acquisition costs, net	(8)	(140)
Unpaid loss and loss adjustment expenses	(35)	(83)
Deferred service fees	(1,074)	(33)
Other, net	(143)	675
Net cash (used in) provided by operating activities	(1,869)	613
Investing activities:
Proceeds from sales and maturities of fixed maturities	1,970	8,646
Proceeds from sales of equity investments	23	—
Purchases of fixed maturities	(1,214)	(1,549)
Net proceeds from limited liability investments	—	87
Net proceeds from limited liability investments, at fair value	12,977	77
Net proceeds from investments in private companies	17	60
Net (purchases of) proceeds from other investments	(5)	52
Net purchases of from short-term investments	—	(1)
Acquisition of business, net of cash acquired	(50)	—
Net purchases of property and equipment	(228)	(40)
Net cash provided by investing activities	13,490	7,332
Financing activities:
Distributions to noncontrolling interest holders	(169)	(43)
Taxes paid related to net share settlements of restricted stock awards	(38)	(83)
Principal payments on bank loan	(1,235)	(562)
Principal payments on notes payable	(10,093)	(991)
Net cash used in financing activities	(11,535)	(1,679)
Net increase in cash and cash equivalents and restricted cash	86	6,266
Cash and cash equivalents and restricted cash at beginning of period	44,945	25,661
Cash and cash equivalents and restricted cash at end of period	$45,031	$31,927

Exhibit 99.1

Kingsway Financial Services Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Loss
(in thousands)
(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/21	3/31/21	12/31/20	9/30/20	6/30/20
GAAP Net (Loss) Income	$ (4,123)	$ 899	$ (2,478)	$ (1,124)	$ (1,421)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(359)	(22)	(425)	88	-
Change in fair value of investments (2)	(3,583)	353	(2,193)	(1,377)	(366)
Change in fair value of debt (3)	2,491	1,019	767	503	202
Litigation expenses (5)	1,895	344	997	535	19
Acquisition and disposition related expenses (6)	377	-	238	139	-
Employee termination and recruiting expenses (7)	216	160	-	11	46
Stock-based compensation expense (8)	3,063	1,699.	1,106	127	131
Net loss from discontinued operations, net of taxes (9)	(6)	-	-	-	(6)
Extraordinary audit and audit-related expenses (10)	381	-	-	76	305
Loss on extinguishment of debt (11)	851	-	851	-	-
CMC Settlement (12)	958	(645)	1,603	-	-
Amortization expense	2,214	497	572	572	573
Total Non-GAAP Adjustments	8,499	3,405	3,516	674	904

Non-GAAP Adjusted (Loss) Income (14)	$ 4,376	$ 4,304	$ 1,038	$ (450)	$ (517)
	Twelve Months Ended	For the Three Months Ended
	3/31/20	3/31/20	12/31/19	9/30/19	6/30/19
GAAP Net Loss	$ (7,895)	$ (393)	$ (3,098)	$ (4,006)	$ (398)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(585)	(147)	(32)	(1,004)	598
Change in fair value of investments (2)	(983)	(632)	(1,803)	3,736	(2,284)
Change in fair value of debt (3)	(3,121)	(2,645)	1,052	(610)	(918)
Equity in net (gain) loss of investee (4)	(202)	-	(127)	126	(201)
Redomestication expenses (13)	41	-	-	-	41
Litigation expenses (5)	1,434	1,141	124	65	104
Acquisition and disposition related expenses (6)	64	35	-	23	6
Employee termination and recruiting expenses (7)	1,158	295	715	63	85
Stock-based compensation expense (8)	604	171	145	145	143
Net loss from discontinued operations, net of taxes (9)	1,544	-	1,544	-	-
Extraordinary audit and audit-related expenses (10)	1,276	390	149	359	378
Impairment of assets	117	117	-	-	-
Amortization expense	2,600	573	676	675	676
Total Non-GAAP Adjustments	3,947	(702)	2,443	3,578	(1,372)

Non-GAAP Adjusted Loss	$ (3,948)	$ (1,095)	$ (655)	$ (428)	$ (1,770)

Exhibit 99.1

(1)Represents realized gains and losses on the Company’s non-core investments.

(2)The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

	Twelve Months Ended	For the Three Months Ended
	3/31/21	3/31/21	12/31/20	9/30/20	6/30/20
(Gain) loss on change in fair value of limited liability investments, at fair value	$ (1,945)	$ 202	$ (1,995)	$ (274)	$ 123
Net change in unrealized (gain) loss on private company investments	74	-	-	74	-
(Gain) loss on change in fair value of equity securities	(1,713)	151	(198)	(1,177)	(489)
Total	$ (3,583)	$ 353	$ (2,193)	$ (1,377)	$ (366)

	Twelve Months Ended	For the Three Months Ended
	3/31/20	3/31/20	12/31/19	9/30/19	6/30/19
(Gain) loss on change in fair value of limited liability investments, at fair value	$ (2,109)	$ (1,899)	$ (1,219)	$ 3,356	$ (2,347)
Net change in unrealized (gain) loss on private company investments	1,013	670	-	343	-
(Gain) loss on change in fair value of equity securities	113	597	(584)	37	63
Total	$ (983)	$ (632)	$ (1,803)	$ 3,736	$ (2,284)

(3)The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.
(4)Represents the Company's investment in the common stock of Itasca Capital Ltd. ("ICL"). The Company fully disposed of its investment in ICL during Q4 2019.
(5)Legal expenses associated with the Company's defense against significant litigation matters.
(6)Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.
(7)Includes charges relating to severance and consulting agreements pertaining to former key employees. 2019 also includes key employee recruiting expenses.
(8)Non-cash expense arising from the grant and modification of stock-based awards to employees. Q1 2021 includes new grants to certain officers of the Company, a portion of which vested upon grant. In Q4 2020, the Company modified an award previously granted to the President of one of its subsidiaries, resulting in additional non-cash compensation expense associated with the change in fair value of the award.
(9)Includes losses relating to Assigned Risk Solutions Ltd. and the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2020 Annual Report on Form 10-K for further information.
(10)Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.
(11)Early termination fees and write-off of unamortized debt issuance costs and discount associated with the early extinguishment of the 2019 KWH loan as part of the Company's purchase of PWI.

Exhibit 99.1

(12)In March 2021, DGI, TRT LeaseCo, LLC and various other entities affiliated with each of them entered into a settlement agreement with respect to such litigation and certain other matters ("CMC Settlement Agreement"). As part of the settlement, the Company made a one-time fee payment to DGI of which $1.6 million relates to rental income collected in periods prior to 2020. In 2021, the Company recorded a benefit related to the finalization of management fees and legal expenses associated with the settlement of CMC litigation.
(13)Expenses incurred as part of redomesticating Kingsway Financial Services Inc. from a Canadian registered company to be a Delaware registered company as of December 31, 2018.
(14)Includes a benefit of $2.5 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

Exhibit 99.1

Kingsway Financial Services Inc.
Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA
and Pro Forma Non-GAAP Adjusted EBITDA
(in thousands)
(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/21	3/31/21	12/31/20	9/30/20	6/30/20
GAAP Operating Income for Extended Warranty segment (1)	$ 11,063	$ 5,309	$ 3,264	$ 1,205	$ 1,285

Non-GAAP Adjustments:
Investment income (2)	294	43	51	100	100
Gain (loss) on sale of core investments (3)	64	29	(3)	29	8
Depreciation	237	12	112	58	55
Total Non-GAAP Adjustments	594	84	160	187	163

Non-GAAP adjusted EBITDA for Extended Warranty segment	$ 11,657	$ 5,393	$ 3,424	$ 1,392	$ 1,448
PWI operating income (4)	4,223	-	914	1,096	2,214
PWI depreciation (4)	56	-	30	13	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$ 15,936	$ 5,393	$ 4,367	$ 2,501	$ 3,675

	Twelve Months Ended	For the Three Months Ended
	3/31/20	3/31/20	12/31/19	9/30/19	6/30/19
GAAP Operating Income for Extended Warranty segment (1)	$ 4,895	$ 850	$ 1,431	$ 1,579	$ 1,035

Non-GAAP Adjustments:
Investment income (2)	629	144	177	163	145
Gain (loss) on sale of core investments (3)	90	61	4	(3)	28
Impairment of assets	117	117
Depreciation	216	55	55	57	49
Total Non-GAAP Adjustments	1,052	377	236	217	222

Non-GAAP adjusted EBITDA for Extended Warranty segment	$ 5,947	$ 1,227	$ 1,667	$ 1,796	$ 1,257
PWI operating income (4)	3,612	1,250	1,086	447	828
PWI depreciation (4)	50	13	13	12	12
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$ 9,609	$ 2,490	$ 2,765	$ 2,255	$ 2,098

(1)Includes one month of PWI operating income for the three months ended December 31, 2020 and excludes PWI for prior periods. Excludes the impact of final purchase accounting adjustments for PWI, which will be completed in 2021. Also includes a benefit of $2.2 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.
(2)Investment income arising as part of Extended Warranty segment’s minimum holding requirements
(3)Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements
(4)Includes amounts related to PWI prior to acquisition (April 2019 through November 2020).